Exhibit 99

CBS CORPORATION REPORTS 2014 FOURTH QUARTER
AND FULL YEAR RESULTS

Fourth Quarter Revenues Up 3% to $3.7 Billion
Fourth Quarter Diluted EPS Up 8% to $.77

NEW YORK, February 12, 2015 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year of 2014, including the Company’s best-ever fourth quarter revenue and diluted earnings per share.
“CBS’s content continues to engage viewers around the world and create tremendous value for its shareholders,” said Sumner Redstone, Executive Chairman, CBS Corporation. “I’m extremely proud of all that we are doing to evolve into the digital future, and I’m certain that Les and his team are pursuing a winning strategy to keep CBS on top of its game for many, many years.”

“This was a very strong quarter with growth in both revenue and EPS, and at the heart of it all is the increased demand for our content,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “It all starts with the CBS Television Network, which remains No. 1 and is growing its audience from year to year. With a balanced schedule of new and established hits, the return of Thursday Night Football next fall, and Super Bowl 50 on CBS in 2016, we are continuing to build momentum from a position of strength. As a result, affiliate fees are growing at a rapid clip. During the quarter, we made significant progress in retransmission consent and reverse compensation by completing another round of new deals, each time at higher rates that place fair value on our content. We also recently expanded our streaming platform by licensing CSI for the first time. And we have begun to expand the global reach of Showtime in a whole new way through our deal with Bell Media in Canada. At the same time, our commitment to shareholders remains as strong as ever. We repurchased $800 million of CBS stock during the fourth quarter—double what we did in the third—and we plan to pick up the pace even more here in the first quarter with a target of $1 billion. Thanks to our continued investment in world-class content and our strong financial position, we are well poised for future growth.”

Fourth Quarter 2014 Results
Revenues of $3.68 billion for the fourth quarter of 2014 were up 3% from $3.57 billion for the same quarter in 2013. The growth was driven by a 4% increase in advertising revenues, led by the broadcast of Thursday Night Football on CBS and political revenues associated with midterm elections. Affiliate and subscription fees grew 11%, reflecting continued increases in retransmission revenues, fees from CBS Television Network affiliated stations, and cable affiliate fee revenues. Content licensing and distribution revenues declined 3% because of the timing of theatrical releases, which offset higher television licensing revenues.
Operating income before depreciation and amortization (“OIBDA”) was $778 million compared with adjusted OIBDA of $808 million for last year's fourth quarter. Higher investment in programming, primarily associated with National Football League (“NFL”) games, offset revenue growth.
Net earnings from continuing operations were $402 million for the fourth quarter of 2014 compared with adjusted net earnings from continuing operations of $434 million for the same prior-year period, principally the result of lower OIBDA. Net earnings from continuing operations per diluted share for the fourth quarter of 2014 grew 8%, to $.77, from adjusted net earnings from continuing operations per diluted share of $.71 for the same prior-year period. The increase was driven by lower weighted average shares outstanding from the split-off of CBS Outdoor Americas Inc. (“Outdoor Americas”) on July 16, 2014, as well as the Company’s ongoing share repurchase program.
Operating income was $707 million compared with $715 million for the same prior-year period. Reported net earnings from continuing operations were $402 million compared with $422 million for the same quarter a year ago. Operating income and net earnings from continuing operations for the fourth quarter of 2013 included restructuring charges of $20 million. Adjusted results exclude the impact from this noncomparable item.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Full Year 2014 Results
Full year 2014 revenues were $13.81 billion compared with $14.01 billion in the prior year. The decline was primarily driven by 4% lower advertising revenues as the 2013 results benefited from the broadcast of the Super Bowl on the CBS Television Network and four additional NCAA Division I Men's Basketball Championship games. Affiliate and subscription fees increased 6%, reflecting higher retransmission revenues, fees from CBS Television Network affiliated stations, and cable affiliate fee revenues.
Adjusted OIBDA of $3.26 billion in 2014 decreased 2% from $3.34 billion in 2013. The decline reflects lower revenues and a higher investment in programming, primarily for NFL games. The investment in NFL programming has contributed to strong ratings for the 2014-15 broadcast season, which includes three successful new CBS-owned television series that have all generated higher ratings in their respective time periods compared with the prior season.
Adjusted net earnings from continuing operations were $1.66 billion in 2014 compared with $1.75 billion in 2013, principally because of lower adjusted OIBDA. Adjusted net earnings from continuing operations per diluted share were $2.96 in 2014, up 6% from $2.80 in 2013. The increase was driven by lower weighted average shares outstanding from the split-off of Outdoor Americas as well as the Company's ongoing share repurchase program.
Operating income was $2.90 billion for 2014 compared with $3.03 billion for 2013. Operating income included restructuring charges of $26 million and $20 million for 2014 and 2013, respectively. For 2014, operating income also included a pretax noncash impairment charge of $52 million in connection with a radio station swap. Net earnings from continuing operations were $1.35 billion for 2014 compared with $1.74 billion for 2013. In addition to the aforementioned items, 2014 net earnings from continuing operations included a loss on early extinguishment of debt of $219 million, net of tax ($.39 per diluted share). Adjusted results exclude the impact from all of these noncomparable items.
Net earnings per diluted share of $5.27 for 2014 include a gain of $1.56 billion recognized in connection with the split-off of Outdoor Americas.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity
For the fourth quarter of 2014, free cash flow grew to $880 million from $280 million for the same prior-year period. For the 2014 full year, free cash flow was $1.00 billion compared with $1.57 billion in 2013, and operating cash flow from continuing operations was $1.21 billion compared with $1.78 billion for the prior year. Three main factors contributed to the decrease: payments of $360 million associated with the Company's debt refinancing in 2014, primarily for early redemption premiums; the benefit to 2013 from CBS's Super Bowl broadcast; and the timing of payments for sports programming. These declines were partially offset by contributions of $150 million in 2013 to prefund the Company's qualified pension plans, with no comparable amount in 2014.
During 2014, the Company issued $1.75 billion of senior notes and used the net proceeds primarily for the early redemption of $1.07 billion of its outstanding debt, which had significantly higher interest rates. In addition, the Company redeemed $99 million of outstanding 8.875% notes upon maturity. The early debt repayments resulted in a pretax loss on early extinguishment of debt of $352 million ($219 million, net of tax). During January 2015, the Company issued $600 million of 3.50% senior notes due 2025 and $600 million of 4.60% senior notes due 2045 and used the net proceeds for the repurchase of CBS Corp. Class B Common Stock and repayment of short-term borrowings, including commercial paper. The impact on interest expense from the higher level of debt will be offset significantly by the 2014 refinancing activity, and as a result, the Company expects an annualized increase to interest expense of approximately $15 million.
During the fourth quarter of 2014, the Company repurchased 14.9 million shares of CBS Corp. Class B Common Stock for $800 million. For the full year, the Company has reduced its total shares outstanding by 105.0 million, which includes 60.3 million shares repurchased for $3.61 billion in cash and 44.7 million shares received in connection with the Outdoor Americas split-off. At December 31, 2014, $4.80 billion of authorization remained under the Company's share repurchase program.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type as well as its segment operating income (loss) before depreciation and amortization, restructuring charges and impairment charges (“Segment OIBDA”) and operating income (loss) by segment for the three and twelve months ended December 31, 2014, and 2013. Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2014	2013	2014	2013
Entertainment	$2,260	$2,214	$8,309	$8,645
Cable Networks	499	477	2,176	2,069
Publishing	215	225	778	809
Local Broadcasting	785	719	2,756	2,696
Eliminations	(78)	(64)	(213)	(214)
Total Revenues	$3,681	$3,571	$13,806	$14,005

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2014	2013	2014	2013
Advertising	$2,147	$2,062	$7,204	$7,525
Content licensing and distribution	873	898	3,990	3,997
Affiliate and subscription fees	601	542	2,362	2,221
Other	60	69	250	262
Total Revenues	$3,681	$3,571	$13,806	$14,005

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment OIBDA	2014	2013	2014	2013
Entertainment	$287	$418	$1,455	$1,758
Cable Networks	247	199	997	898
Publishing	27	37	107	113
Local Broadcasting	313	263	965	898
Corporate	(96)	(109)	(269)	(332)
Adjusted OIBDA	778	808	3,255	3,335
Restructuring charges	—	(20)	(26)	(20)
Impairment charge	—	—	(52)	—
Total OIBDA	$778	$788	$3,177	$3,315

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating Income (Loss)	2014	2013	2014	2013
Entertainment	$253	$380	$1,316	$1,605
Cable Networks	241	194	974	878
Publishing	25	36	101	107
Local Broadcasting	292	241	878	812
Corporate	(104)	(116)	(295)	(357)
Adjusted Operating Income	707	735	2,974	3,045
Restructuring charges	—	(20)	(26)	(20)
Impairment charge	—	—	(52)	—
Total Operating Income	$707	$715	$2,896	$3,025

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Interactive and CBS Films)
Entertainment revenues of $2.26 billion for the fourth quarter of 2014 grew 2% from $2.21 billion for the same prior-year period. The increase was driven by higher advertising revenues, principally from CBS's broadcast of Thursday Night Football, and growth in affiliate and subscription fees. Content licensing and distribution revenues declined 2% as a result of the timing of theatrical releases.
Entertainment OIBDA for the fourth quarter of 2014 was $287 million, down from $418 million for the same prior-year period. The decline was the result of higher investment in television programming, primarily associated with NFL broadcasts. Operating income for the fourth quarter of 2013 included restructuring charges of $12 million.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $499 million for the fourth quarter of 2014 rose 5% from $477 million for the same quarter in 2013. The increase resulted from higher affiliate revenues from growth in rates at Showtime Networks, CBS Sports Network, and Smithsonian Networks, as well as higher revenues from the licensing of Showtime original series.
Cable Networks OIBDA of $247 million for the fourth quarter of 2014 increased 24% from $199 million for the same prior-year period, primarily driven by revenue growth and lower programming costs as a result of the timing of premieres.
Publishing (Simon & Schuster)
Publishing revenues for the fourth quarter of 2014 were $215 million compared with $225 million for the same prior-year period as 2013 benefited from the popularity of the Duck Dynasty series. During this year's fourth quarter, digital books represented 24% of total Publishing revenues. Bestselling titles for the quarter include Revival by Stephen King and All the Light We Cannot See by Anthony Doerr.
Publishing OIBDA for the fourth quarter of 2014 was $27 million compared with $37 million for the same prior-year period because of lower revenues and higher advertising costs.

Local Broadcasting (CBS Television Stations and CBS Radio)
Local Broadcasting revenues of $785 million for the fourth quarter of 2014 grew 9% from $719 million in the same prior-year period. The increase was driven by higher political spending for midterm elections and higher affiliate and subscription fee revenues. CBS Television Stations revenues were up 15%, and CBS Radio revenues increased 2%.
Local Broadcasting OIBDA for the fourth quarter of 2014 rose 19% to $313 million from $263 million for the same prior-year period, reflecting the revenue growth. Operating income for the fourth quarter of 2013 included restructuring charges of $5 million.
Corporate
Corporate expenses before depreciation for the fourth quarter of 2014 decreased 12% to $96 million from $109 million for the same prior-year period, reflecting lower stock-based compensation expense mainly from the change in the Company’s stock price.
Other Items, Net
The fourth quarter of 2014 was affected by $21 million in foreign-exchange losses associated with the strengthening of the U.S. dollar during the period.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand –“the Eye” – one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, POP (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Executive Vice President of Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$3,681	$3,571	$13,806	$14,005
Operating income	707	715	2,896	3,025
Interest expense	(87)	(94)	(363)	(375)
Interest income	3	2	13	8
Loss on early extinguishment of debt	—	—	(352)	—
Other items, net	(20)	9	(30)	7
Earnings from continuing operations before income taxes	603	632	2,164	2,665
Provision for income taxes	(201)	(200)	(762)	(878)
Equity in loss of investee companies, net of tax	—	(10)	(48)	(49)
Net earnings from continuing operations	402	422	1,354	1,738
Net earnings from discontinued operations, net of tax	11	48	1,605	141
Net earnings	$413	$470	$2,959	$1,879
Basic net earnings per common share:
Net earnings from continuing operations	$.78	$.70	$2.46	$2.86
Net earnings from discontinued operations	$.02	$.08	$2.92	$.23
Net earnings	$.80	$.78	$5.38	$3.09

Diluted net earnings per common share:
Net earnings from continuing operations	$.77	$.69	$2.41	$2.79
Net earnings from discontinued operations	$.02	$.08	$2.86	$.23
Net earnings	$.79	$.76	$5.27	$3.01

Weighted average number of common shares outstanding:
Basic	515	599	550	608
Diluted	523	615	561	624

Dividends per common share	$.15	$.12	$.54	$.48

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$428	$368
Receivables, net	3,459	3,234
Programming and other inventory	922	772
Prepaid expenses and other current assets	780	645
Current assets of discontinued operations	—	351
Total current assets	5,589	5,370
Property and equipment	3,164	3,060
Less accumulated depreciation and amortization	1,731	1,599
Net property and equipment	1,433	1,461
Programming and other inventory	1,817	1,697
Goodwill	6,698	6,588
Intangible assets	6,008	5,870
Other assets	2,488	1,963
Assets held for sale	—	314
Assets of discontinued operations	39	3,124
Total Assets	$24,072	$26,387
Liabilities and Stockholders’ Equity
Accounts payable	$302	$286
Participants’ share and royalties payable	999	1,008
Program rights	404	398
Commercial paper	616	475
Current portion of long-term debt	20	20
Accrued expenses and other current liabilities	1,666	1,766
Current liabilities of discontinued operations	26	254
Total current liabilities	4,033	4,207
Long-term debt	6,510	5,940
Other liabilities	6,441	5,797
Liabilities of discontinued operations	118	477
Total Stockholders’ Equity	6,970	9,966
Total Liabilities and Stockholders’ Equity	$24,072	$26,387

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Months Ended
	December 31,
	2014	2013
Operating Activities:
Net earnings	$2,959	$1,879
Less: Net earnings from discontinued operations	1,605	141
Net earnings from continuing operations	1,354	1,738
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	281	290
Impairment charge	52	—
Stock-based compensation	154	222
Equity in loss of investee companies, net of tax and distributions	57	57
Change in assets and liabilities, net of investing and financing activities	(688)	(528)
Net cash flow provided by operating activities from continuing operations	1,210	1,779
Net cash flow provided by operating activities from discontinued operations	65	94
Net cash flow provided by operating activities	1,275	1,873
Investing Activities:
Acquisitions, net of cash acquired	(27)	(20)
Capital expenditures	(206)	(212)
Investments in and advances to investee companies	(98)	(176)
Proceeds from sale of investments	12	30
Proceeds from dispositions	7	164
Other investing activities	(4)	—
Net cash flow used for investing activities from continuing operations	(316)	(214)
Net cash flow used for investing activities from discontinued operations	(285)	(58)
Net cash flow used for investing activities	(601)	(272)
Financing Activities:
Proceeds from short-term debt borrowings, net	141	475
Proceeds from issuance of notes	1,728	—
Repayment of notes and debentures	(1,152)	—
Payment of capital lease obligations	(17)	(17)
Payment of contingent consideration	—	(30)
Dividends	(292)	(300)
Purchase of Company common stock	(3,595)	(2,185)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(146)	(145)
Proceeds from exercise of stock options	283	146
Excess tax benefit from stock-based compensation	243	148
Other financing activities	(3)	(4)
Net cash flow used for financing activities from continuing operations	(2,810)	(1,912)
Net cash flow provided by financing activities from discontinued operations	2,167	—
Net cash flow used for financing activities	(643)	(1,912)
Net increase (decrease) in cash and cash equivalents	31	(311)
Cash and cash equivalents at beginning of period (includes $29 (2014) and $21(2013) of discontinued operations cash)	397	708
Cash and cash equivalents at end of period (includes $29 (2013) of discontinued operations cash)	$428	$397

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
The Company presents Segment OIBDA, as defined below, as the primary measure of profit and loss for its operating segments ("segment profit measure") in accordance with FASB guidance for segment reporting. Beginning in the first quarter of 2015, the Company will present Operating Income excluding restructuring charges and impairment charges as its segment profit measure, in order to align with the primary method the Company's management began using in 2015 to evaluate segment performance and to make decisions regarding the allocation of resources to its segments.
The following tables set forth the Company’s OIBDA, Adjusted OIBDA, and Adjusted Operating Income for the three and twelve months ended December 31, 2014, and 2013. The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Net earnings (loss) from discontinued operations, net of tax; Equity in earnings (loss) of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The Company defines “Adjusted OIBDA” as OIBDA excluding restructuring and impairment charges, where applicable. For each individual operating segment, Adjusted OIBDA is also known as “Segment OIBDA”. The Company defines “Adjusted Operating Income” as Operating Income (Loss) before restructuring charges and impairment charges.
The Company uses Adjusted OIBDA (or Segment OIBDA for each segment), Adjusted Operating Income, OIBDA margin and Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company's investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.
Because Adjusted OIBDA and Adjusted Operating Income are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), they should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. Adjusted OIBDA and Adjusted Operating Income, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted OIBDA and Adjusted Operating Income exclude certain financial information that is included in net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliations of Adjusted OIBDA and Adjusted Operating Income to operating income and net earnings (loss). In addition, the following tables also provide reconciliations of Segment OIBDA and Adjusted Operating Income for each segment to such segment’s operating income (loss).

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

Three Months Ended December 31, 2014
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Entertainment	$287	$(34)	$253
Cable Networks	247	(6)	241
Publishing	27	(2)	25
Local Broadcasting	313	(21)	292
Corporate	(96)	(8)	(104)
Total	$778	$(71)	$707
Margin (a)	21%		19%

Three Months Ended December 31, 2013
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Restructuring Charges	Operating Income (Loss)
Entertainment	$418	$(38)	$380	$(12)	$368
Cable Networks	199	(5)	194	(1)	193
Publishing	37	(1)	36	(1)	35
Local Broadcasting	263	(22)	241	(5)	236
Corporate	(109)	(7)	(116)	(1)	(117)
Total	$808	$(73)	$735	$(20)	$715
Margin (a)	23%		21%		20%

	Three Months Ended December 31,
	2014	2013
Adjusted OIBDA	$778	$808
Restructuring charges	—	(20)
Total OIBDA	778	788
Depreciation and amortization	(71)	(73)
Operating income	707	715
Interest expense	(87)	(94)
Interest income	3	2
Other items, net	(20)	9
Earnings from continuing operations before income taxes	603	632
Provision for income taxes	(201)	(200)
Equity in loss of investee companies, net of tax	—	(10)
Net earnings from continuing operations	402	422
Net earnings from discontinued operations, net of tax	11	48
Net earnings	$413	$470
(a) Margin is defined as Adjusted OIBDA, Adjusted Operating Income or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

Twelve Months Ended December 31, 2014
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Restructuring Charges	Impairment Charge	Operating Income (Loss)
Entertainment	$1,455	$(139)	$1,316	$(8)	$—	$1,308
Cable Networks	997	(23)	974	—	—	974
Publishing	107	(6)	101	(1)	—	100
Local Broadcasting	965	(87)	878	(14)	(52)	812
Corporate	(269)	(26)	(295)	(3)	—	(298)
Total	$3,255	$(281)	$2,974	$(26)	$(52)	$2,896
Margin (a)	24%		22%			21%

Twelve Months Ended December 31, 2013
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Restructuring Charges	Operating Income (Loss)
Entertainment	$1,758	$(153)	$1,605	$(12)	$1,593
Cable Networks	898	(20)	878	(1)	877
Publishing	113	(6)	107	(1)	106
Local Broadcasting	898	(86)	812	(5)	807
Corporate	(332)	(25)	(357)	(1)	(358)
Total	$3,335	$(290)	$3,045	$(20)	$3,025
Margin (a)	24%		22%		22%

	Twelve Months Ended December 31,
	2014	2013
Adjusted OIBDA	$3,255	$3,335
Restructuring charges	(26)	(20)
Impairment charge	(52)	—
Total OIBDA	3,177	3,315
Depreciation and amortization	(281)	(290)
Operating income	2,896	3,025
Interest expense	(363)	(375)
Interest income	13	8
Loss on early extinguishment of debt	(352)	—
Other items, net	(30)	7
Earnings from continuing operations before income taxes	2,164	2,665
Provision for income taxes	(762)	(878)
Equity in loss of investee companies, net of tax	(48)	(49)
Net earnings from continuing operations	1,354	1,738
Net earnings from discontinued operations, net of tax	1,605	141
Net earnings	$2,959	$1,879
(a) Margin is defined as Adjusted OIBDA, Adjusted Operating Income or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net cash flow provided by operating activities	$987	$553	$1,275	$1,873
Capital expenditures	(94)	(100)	(206)	(212)
Exclude operating cash flow from discontinued operations	13	173	65	94
Free cash flow	$880	$280	$1,004	$1,567
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net cash flow provided by operating activities	$987	$553	$1,275	$1,873
Net cash flow used for investing activities	$(133)	$(156)	$(601)	$(272)
Net cash flow used for financing activities	$(604)	$(226)	$(643)	$(1,912)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

2014 and 2013 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, provides a clearer perspective on the current underlying performance of the Company, and adjusting each period's results on the same basis makes it easier to compare the Company's year-over-year results

	Three Months Ended December 31, 2013
	2013 Reported	Restructuring Charges (a)	2013 Adjusted
Revenues	$3,571	$—	$3,571
OIBDA	788	20	808

OIBDA margin (b)	22%		23%

Operating income	715	20	735
Interest expense	(94)	—	(94)
Interest income	2	—	2
Other items, net	9	—	9
Earnings from continuing operations before income taxes	632	20	652
Provision for income taxes	(200)	(8)	(208)
Effective income tax rate	32%		32%

Equity in loss of investee companies, net of tax	(10)	—	(10)
Net earnings from continuing operations	$422	$12	$434
Diluted EPS from continuing operations	$.69	$.02	$.71
Diluted weighted average number of common shares outstanding	615		615

(a)	Restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Corporate primarily for the reorganization and closure of certain business operations.
(b) OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2014
	2014 Reported	Restructuring Charges (a)	Impairment Charge (b)	Extinguishment of Debt	2014 Adjusted
Revenues	$13,806	$—	$—	$—	$13,806
OIBDA	3,177	26	52	—	3,255

OIBDA margin (c)	23%				24%

Operating income	2,896	26	52	—	2,974
Interest expense	(363)	—	—	—	(363)
Interest income	13	—	—	—	13
Loss on early extinguishment of debt	(352)	—	—	352	—
Other items, net	(30)	—	—	—	(30)
Earnings from continuing operations before income taxes	2,164	26	52	352	2,594
Provision for income taxes	(762)	(10)	22	(133)	(883)
Effective income tax rate	35%				34%

Equity in loss of investee companies, net of tax	(48)	—	—	—	(48)
Net earnings from continuing operations	$1,354	$16	$74	$219	$1,663
Diluted EPS from continuing operations	$2.41	$.03	$.13	$.39	$2.96
Diluted weighted average number of common shares outstanding	561				561

	Twelve Months Ended December 31, 2013
	2013 Reported	Restructuring Charges (d)	Impairment Charge	Extinguishment of Debt	2013 Adjusted
Revenues	$14,005	$—	$—	$—	$14,005
OIBDA	3,315	20	—	—	3,335

OIBDA margin (c)	24%				24%

Operating income	3,025	20	—	—	3,045
Interest expense	(375)	—	—	—	(375)
Interest income	8	—	—	—	8
Other items, net	7	—	—	—	7
Earnings from continuing operations before income taxes	2,665	20	—	—	2,685
Provision for income taxes	(878)	(8)	—	—	(886)
Effective income tax rate	33%				33%

Equity in loss of investee companies, net of tax	(49)	—	—	—	(49)
Net earnings from continuing operations	$1,738	$12	$—	$—	$1,750
Diluted EPS from continuing operations	$2.79	$.02	$—	$—	$2.80
Diluted weighted average number of common shares outstanding	624				624

(a)	Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization and closure of certain business operations and other exit costs.

(b)	Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with a radio station swap.
(c) OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.

(d)	Restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Corporate primarily for the reorganization and closure of certain business operations.